UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2007 (May 8, 2007)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Certain Oil and Gas Properties

On May 8, 2007, Crimson Exploration Operating, Inc. (“CEO”), a wholly owned subsidiary of Crimson Exploration, Inc. (the “Company”), entered into a Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with EXCO Resources, Inc. (“EXCO”) and Southern G Holdings, LLC (“SGH”), pursuant to which EXCO sold for $285 million in cash (excluding adjustments) and 750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), certain oil and gas properties and related assets in the South Texas and Gulf Coast areas of Louisiana and Texas held by SGH immediately before the closing of the acquisition. EXCO acquired the properties and assets as part of a larger property package on May 4, 2007, from Anadarko Petroleum Corporation and certain of its affiliates (collectively, “Anadarko”). The properties acquired include approximately 250 producing wells in over 30 fields. The Company has an average 65% working interest in the properties and will operate more than 80% of the value acquired. The major producing fields acquired by the Company reside in Liberty and Lavaca counties of the Upper Gulf Coast, Brooks County of south Texas and Calcasieu Parish of south Louisiana. The properties and related assets were acquired through the conveyance of 100% of the membership interests of SGH from EXCO to CEO.

Based on the $6.10 closing price of the Common Stock on May 7, 2007, the total purchase price was approximately $289.5 million. The purchase price was negotiated on an arms’-length basis based upon customary industry metrics for acquisitions of oil and gas reserves. The effective date of the acquisition was January 1, 2007. After adjustment for interim activity subsequent to the effective date and other customary purchase price adjustments, the cash consideration paid at closing was approximately $245 million. The cash portion of the purchase price is subject to further adjustment as agreed to by the parties following the closing based on actual credits, charges, receipts and other items finalized or received after the closing date.

The Purchase Agreement contains indemnification obligations on the part of both EXCO, on the one hand, and the Company and CEO, on the other. Generally, the Company retains liability for, and indemnifies EXCO against, claims arising from any breaches of representations or warranties, covenants or agreements of the Company, CEO or SGH under the Purchase Agreement, the ownership, use or operation of the acquired assets after January 1, 2007, any environmental liabilities with respect to the acquired assets, and all obligations and liabilities of Anadarko with respect to the acquired assets, regardless of when such obligations and liabilities arose.

With certain exceptions, the parties will not be obligated to indemnify the other parties to the Purchase Agreement and related persons against claims that aggregate less than $2 million or for aggregate liabilities in excess of $30 million. In particular, EXCO will not be required to indemnify any party for breaches of representations and warranties, covenants or obligations of Anadarko under its agreement with EXCO for losses that aggregate less than $7.5 million or for aggregate liabilities in excess of $75 million.

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In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with EXCO (the “Registration Rights Agreement”), which provides EXCO and its permitted transferees a limited demand registration right that would require the Company to file one resale registration statement on Form S-3 (or other appropriate form on which the Company is eligible to use) at any time after May 7, 2008 but in no event later than the one year anniversary thereof, to permit reoffers and resales of Registrable Securities (as defined in the Registration Rights Agreement), in addition to piggyback registration rights, subject to certain limitations, for any registered offering of the Company’s securities other than pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms) or a registration statement filed in connection with an exchange offer or any employee dividend reinvestment plan. Under the Registration Rights Agreement, the Company is also required to use its best efforts to enable EXCO and its permitted transferees to sell Registrable Securities without registration under the Securities Act of 1933, as amended (the "Securities Act"), within the limits of Rule 144 thereunder. The Registration Rights Agreement contains customary registration procedures and indemnification and contribution provisions.

The Company is controlled by an investment fund, OCM GW Holdings, LLC (“Holdings”), which is managed by Oaktree Capital Management, LLC (“Oaktree”). B. James Ford is a managing director and Skardon F. Baker is a senior vice president of Oaktree, and both Mr. Ford and Mr. Baker are on the Company's board of directors. In addition, Allan D. Keel, president and chief executive officer of the Company, was, together with Messrs. Ford and Baker, elected to serve on the board of directors of the Company by a series of preferred stock, the majority of which is owned by Holdings. One of EXCO's directors, Vincent Cebula, is a managing director of Oaktree.

The Purchase Agreement and Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Credit Agreements

The Company financed the acquisition of the properties and related assets under the Purchase Agreement through loans advanced under an amended and restated revolving credit facility and a new senior secured second lien term loan facility.

On May 8, 2007, the Company entered into a $400 million amended and restated credit agreement (the “Senior Credit Agreement”) with Wells Fargo Bank, National Association, as agent, Wells Fargo Bank, National Association and The Royal Bank of Scotland, plc, as co-lead arrangers and joint bookrunners, and each lender from time to time party thereto, which amended and restated the Company’s existing senior secured revolving credit facility dated as of July 15, 2005, as amended. As of May 8, 2007, the outstanding balance under the Senior Credit Agreement was $122.7 million.

Borrowings under the Senior Credit Agreement are subject to a borrowing base limitation based on the Company’s proved oil and gas reserves. The initial borrowing base is set at $200 million and will be subject to semi-annual redeterminations, with the first redetermination to be November 1, 2007.  The Senior Credit Agreement has a term of four years, and all principal amounts, together with all accrued and unpaid interest, will be due and payable in full on May 8,

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2011.  Proceeds from extensions of credit under the Senior Credit Agreement are available to pay the consideration under the Purchase Agreement, together with the loans borrowed under the Second Lien Credit Agreement (as defined below), to refinance certain existing indebtedness of the Company, to acquire oil and gas properties and to serve general corporate purposes. The Senior Credit facility also provides for the issuance of letters-of-credit up to a $5 million sub-limit.

Advances under the Senior Credit Agreement will be in the form of either base rate loans or Eurodollar loans.  The interest rate on the base rate loans fluctuates based upon the higher of (1) the lender’s “prime rate” or (2) the Federal Funds rate plus a margin of 0.50%, plus a margin of between 0.0% and 0.5% depending on the percent of the borrowing base utilized at the time of the credit extension.  The interest rate on the Eurodollar loans fluctuates based upon the rate at which Eurodollar deposits in the London Interbank market (“Libor”) are quoted for the maturity selected, plus a margin of 1.25% to 2.00% depending on the percent of the borrowing base utilized at the time of the credit extension.  Eurodollar loans of one, two, three and six months may be selected by the Company. A commitment fee of 0.375% on the unused portion of the borrowing base will accrue, and be payable quarterly in arrears.

In addition, on May 8, 2007, the Company entered into a five-year second lien credit agreement (the “Second Lien Credit Agreement” and, together with the Senior Credit Agreement, the “Credit Agreements”) with Credit Suisse, as agent, and each lender from time to time party thereto, which provides for term loans to be made to the Company in a single draw in an aggregate principal amount of $150 million. On May 8, 2007, the Company borrowed $150 million pursuant to the Second Lien Credit Agreement to pay the consideration under the Purchase Agreement and to refinance certain existing indebtedness of the Company. The Second Lien Credit Agreement replaced the Company’s existing $150 million subordinate credit facility, which was paid off in full and terminated at closing.

The Second Lien Credit Agreement matures on May 8, 2012. Loans under the Second Lien Credit Agreement are subject to floating rates of interest equal to, at the Company’s option, the LIBOR rate plus 5.25% or the base rate plus 4.25%; however, if the Company does not obtain gross proceeds of at least $25 million from the issuance of Common Stock and/or preferred equity within 150 days from the closing date of the Second Lien Credit Agreement, the applicable interest rate will be the LIBOR rate plus 5.75% or the base rate plus 4.75%. Eurodollar loans of one, two, three and six months may be selected by the Company.

The Credit Agreements are secured by a lien on all the assets of the Company and its active subsidiaries, as well as a security interest in the stock of all the Company’s direct and indirect subsidiaries.  The obligations under the Second Lien Credit Agreement will be subordinate and junior to those under the Senior Credit Agreement.

The Credit Agreements include usual and customary affirmative covenants for credit facilities of the respective types and sizes, as well as customary negative covenants, including, among others, limitations on liens, hedging, mergers, asset sales or dispositions, payments of dividends, incurrence of additional indebtedness, certain leases and investments outside of the ordinary course of business, as well as events of default. The Credit Agreements also contain certain financial covenants, including (a) with respect to the Senior Credit Agreement,

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maintaining (i) a ratio of current assets to current liabilities of at least 1.0 to 1.0, (ii) an interest coverage ratio of EBITDAX (earnings before interest, taxes, depreciation and amortization and exploration expense) to cash interest expense of 3.0 to 1.0 and (iii) a minimum leverage ratio of total debt to EBIDAX of 3.50 to 1.00 and (b) with respect to the Second Lien Credit Agreement, maintaining (i) a minimum leverage ratio of total debt to EBIDAX of 4.00 to 1.00 for the fiscal quarters ending on or before December 31, 2007, 3.50 to 1.00 for the fiscal quarters ending after December 31, 2007 and ending on or before June 30, 2008 and 3.00 to 1.00 for the fiscal quarters ending after June 30, 2008 and (ii) a PV-10 Ratio (as defined in the Second Lien Credit Agreement) less than 1.25x for a period from June 30, 2007 to December 31, 2007 and less than 1.50x for the period on or after January 1, 2008. EBITDAX is calculated without consideration of unrealized gains and losses related to stock derivatives accounted for under variable accounting rules or to commodity hedges.

In connection with the Credit Agreements, the Company also entered into new crude oil and natural gas hedges, which combined with the Company's existing commodity price hedge positions, result in approximately 75% of forecasted pro forma PDP production for the Company being hedged through the end of 2011. The Company used a series of swaps and new costless collars to accomplish the hedging requirements. The Company also constructively fixed the base LIBOR rate on $200 million of its variable rate debt for the next 25 months by entering into interest rate swaps at a swap price of 5.02%.

PRICE HEDGES

NYMEX NatGas
	June - Dec 07	Cal 08	Cal 09	Cal 10	Cal 11
Volumes (MMBtu per Month)	872,000	659,000	475,000	351,000	266,000

COSTLESS COLLARS
Floor	$7.71	$8.19	$7.90	$7.57	$7.32
Ceiling	$8.85	$9.65	$9.45	$9.05	$8.70

NYMEX WTI Crude
	June - Dec 07	Cal 08	Cal 09	Cal 10	Cal 11
Volumes (Barrels per Month)	29,500	18,800	12,800	9,000	7,000

SWAPS	$66.00

COSTLESS COLLARS
Floor		$67.11	$66.55	$65.28	$64.50
Ceiling		$70.50	$71.40	$70.60	$69.50

The Senior Credit Agreement and the Second Lien Credit Agreement are attached to this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

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Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 under “Credit Agreements” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Purchase Agreement described in Item 1.01 above, the Company issued 750,000 shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act to EXCO.

Item 9.01	Financial Statements and Exhibits

(a) and (b)        Financial Statements of Businesses Acquired and Pro Forma Financial Information

Pursuant to Items 9.01(a)(4) and (b)(2) of Form 8-K, the financial statements with respect to the assets that were acquired by the Company pursuant to the Purchase Agreement and the pro forma financial information with respect to the Purchase Agreement and the transactions contemplated by the Purchase Agreement required by Items 9.01(a) and (b) of Form 8-K, respectively, will be filed by way of an amendment to this Form 8-K not later than 71 calendar days after May 14, 2007 (the required filing date of this Form 8-K). The Company expects to file this amendment no later than the date they are due (July 24, 2007).

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(c)	Exhibits

Exhibit Number	Description
10.1	Membership Interest Purchase and Sale Agreement, dated May 8, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC, Crimson Exploration Inc. and Crimson Exploration Operating Inc.
10.2	Registration Rights Agreement, dated May 8, 2007, by and between Crimson Exploration Inc. and EXCO Resources, Inc.
10.3

Amended and Restated Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., as borrower, Wells Fargo Bank, National Association, as agent, Wells Fargo Bank, National Association and The Royal Bank of Scotland, plc, as co-lead arrangers and joint bookrunners, and each lender from time to time party thereto.

10.4	Second Lien Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., as borrower, Credit Suisse, as agent, and each lender from time to time party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	May 14, 2007	/s/_E. Joseph Grady___________________

E. Joseph Grady

Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.1	Membership Interest Purchase and Sale Agreement, dated May 8, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC, Crimson Exploration Inc. and Crimson Exploration Operating Inc.
10.2	Registration Rights Agreement, dated May 8, 2007, by and between Crimson Exploration Inc. and EXCO Resources, Inc.
10.3

Amended and Restated Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., as borrower, Wells Fargo Bank, National Association, as agent, Wells Fargo Bank, National Association and The Royal Bank of Scotland, plc, as co-lead arrangers and joint bookrunners, and each lender from time to time party thereto.

10.4	Second Lien Credit Agreement, dated as of May 8, 2007, among Crimson Exploration Inc., as borrower, Credit Suisse, as agent, and each lender from time to time party thereto.

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